EXHIBIT 10.56

RISK SHARING TERM SHEET FOR
AEQUICAP INSURANCE COMPANY AND
AEQUICAP PROPERTY & CASUALTY INSURANCE COMPANY
Summary of Terms Dated June 22, 2007

Company:	Aequicap Property & Casualty Insurance Company (APC)

Program Manager:	Aequicap Program Administrators, Inc (APA) 3000 West Cypress Creek Road Fort Lauderdale, Fl 33309-1710

Joseph A. Matteis, ARM - President

Term:	Effective July 1, 2007

Subject Business:	Workers Compensation (statutory limits) Commercial Automobile Liability (trucking)

Authority:	Limited to the following states: FL

Management Company:	CastlePoint Management (CPM) 120 Broadway, 30th floor New York, New York 10271

Estimated:	$50,000,000 maximum DWP for workers compensation
Annual Premium:	$50,000,000 maximum DWP for commercial automobile

Direct Written Premium (“DWP”):	Company’s Direct Written Premium related to Subject Business.

Applicable Reinsurance Treaties:	Must be approved by CastlePoint Management

BB & T:

For the purposes of this agreement, BB&T was calculated based upon an estimate of 6.5°% of DWP for workers compensation and 2% of DWP for commercial automobile liability, which shall be paid by Company.

Reinsurance Agreement

Type:	Quota Share Reinsurance

Reinsured:	Aequicap Property & Casualty Insurance Company

Reinsurer:	CastlePoint Insurance Company (CPIC)

Subject Premium:	DWP less the cost of any excess reinsurance

Limit:	$1,000,000

Cession:	100%

Workers Compensation Commission:	Calculation based upon DWP Income

	Minimum	19.5% plus BB&T @ 63% Loss Ratio

	Provisional	22.5% plus BB&T @ 60% Loss Ratio

	Maximum	25.5% plus BB&T @ 57% Loss Ratio

Additionally, there will be a profit commission at a rate of .5 to 1 for loss ratios between 55% and 50%.

Commissions are subject to annual adjustments using CPM IBNR factors.

Unallocated Loss Adjustment Expense included in commission.

Commercial Automobile Commission:	Calculation based upon DWP Income

	Minimum	21.5% plus BB&T @ 64% Loss Ratio

	Provisional	24% plus BB&T @ 61.5% Loss Ratio

	Maximum	29.5% plus BB&T @ 56% Loss Ratio

Commissions are subject to annual adjustments using CPM IBNR factors.

Unallocated Loss Adjustment Expense included in commission.

Collateral:	Company may require APC to provide LOC or New York Regulation 114 compliant Trust Account for difference between provisional and minimum commission at each calendar quarter end.

Loss Ratio:	Defined as Loss and Allocated Loss Adjustment Expense (unallocated loss adjustment expense included in commission)

Expense Constant:	Half of expense constant to be included as part of DWP

Loss Control Fee:	To be retained by APA (maximum fee of $150 per unit)

Warranty:	That there is reinsurance in place on APC’s behalf for a minimum of $19 million excess of $1 million for workers compensation

Retrocession:	CPIC and APC shall retrocede and AIC will accept a 20% pro rata share of this agreement

Third Party Administrator:	Aequicap Claims Services, Inc

Accepted and agreed as of the date written below

Aequicap Insurance Company

By	/s/ James E. Roberts

	Name:	James E. Roberts
	Title:	President
	Date:	6/22/2007

Accepted and agreed as of the date written below
Aequicap Property & Casualty Insurance Company

By	/s/ James E. Roberts

	Name:	James E. Roberts
	Title:	President
	Date:	6/22/2007

CastlePoint Management Inc.

By	/s/ Gregory T. Doyle

	Name:	Gregory T. Doyle
	Title:	President
	Date:	June 22, 2007